As filed with the Securities and Exchange Commission on
                             _________________, 1999
                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               UNITY BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   22-3282551
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                                64 OLD HIGHWAY 22
                            CLINTON, NEW JERSEY 08809
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of agent for service)

                            JOHN TREMBLAY, PRESIDENT
                               UNITY BANCORP, INC.
                                64 OLD HIGHWAY 22
                            CLINTON, NEW JERSEY 07416
            --------------------------------------------------------
            (Name, address, including zip code and telephone number,
                   including area codes, of agent for service)

                                 WITH A COPY TO
                            ROBERT A. SCHWARTZ, ESQ.
                        JAMIESON, MOORE, PESKIN & SPICER
                               177 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07960

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.


================================================================================

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                 [_]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                 [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [_]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                 [_]


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
                                    Maximum        Maximum
Title of Shares     Amount to be    Price Per      Aggregate             Amount of
to be Registered    Registered      Share (1)      Offering Price (1)    Registration Fee
----------------    ------------    -----------    ------------------    ----------------
Common Stock,
no par value           102,459      $10.13          $1,037,909.67         $289.00

================== =============== ============== ===================== ===================

    (1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933, based upon the average of the reported high and low sales price of the Common Stock reported on the NASDAQ National Market as of ____________, 1999.

PROSPECTUS



                               UNITY BANCORP INC.

                             UP TO 102,459 SHARES OF
                                  COMMON STOCK

                                 (No Par Value)

        We are a New Jersey based bank holding company. Our bank, Unity Bank, is headquartered in Clinton, New Jersey. The shares of common stock that may be sold pursuant to this Prospectus are owned by certain selling shareholders, and are not being sold by us.

        Our common stock is listed on the NASDAQ National Market under the symbol "UNTY." The last reported sale price of the common stock was $10 1/8 on May 13, 1999. Unity Bancorp, Inc. will not receive any proceeds from the sale of the common stock. It is anticipated that the selling shareholders will offer the common stock for resale at prevailing prices on the NASDAQ National Market from time-to-time. The expenses incurred in registering the common stock with the Securities and Exchange Commission will be borne by us. All selling and other expenses incurred by the selling shareholders will be borne by the selling shareholders.

BEFORE PURCHASING THE COMMON STOCK, YOU SHOULD READ THE RISK FACTORS BEGINNING ON PAGE 1.

                                   ----------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

               The date of this Prospectus is _____________, 1999.

                                TABLE OF CONTENTS


INFORMATION INCORPORATED BY REFERENCE ....................................  1

RISK FACTORS..............................................................  1

UNITY BANCORP, INC........................................................  3

SELECTED FINANCIAL DATA...................................................  5

RECENT DEVELOPMENTS.......................................................  5

USE OF PROCEEDS...........................................................  5

PLAN OF DISTRIBUTION......................................................  6

WARRANT AND TRANSFER AGENT................................................  6

LEGAL MATTERS.............................................................  6

EXPERTS ..................................................................  7

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................  7

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS..........................  9

SIGNATURE................................................................. 11

                       WHERE YOU CAN FIND MORE INFORMATION

        We have incorporated by reference into this Prospectus the following documents we filed with the Commission under the Securities Exchange Act of 1934:

        o      (i) the Annual Report on Form l0-KSB for the fiscal year ended
                   December 31, 1998,

        o     (ii) the Proxy Statement for the 1999 Annual Meeting of
                   Shareholders,

        o    (iii) the description of the common stock contained in our
                   Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description.

        In addition, any documents which we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are also incorporated by reference into this Prospectus. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        To the extent that any information in this Prospectus modifies or supersedes information in a document incorporated by reference, the incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus, and the incorporated document shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        You may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits, unless such exhibits are specifically incorporated by reference herein. Your request should be sent to Kevin Killian, Chief Financial Officer, Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey 08809.


                                  RISK FACTORS

        Prospective investors should consider the following risk factors, in addition to other information contained or incorporated by reference herein, in connection with a decision to purchase our common stock.

RISKS ASSOCIATED WITH THE COMPANY:

OUR AGGRESSIVE GROWTH STRATEGY COULD LOWER OUR SHORT TERM PROFITS

        Because we are incurring expenses to fund our aggressive growth before our investments have begun to generate significant income, our short term profits will likely be lower than they would have been otherwise.

ABILITY TO SUSTAIN GROWTH

        Our business plan calls for our continued aggressive growth. For a variety of reasons, we may not be able to sustain that growth. In the event that we are unable to sustain our historic growth rate, we will be required to adopt a new business strategy which may not be as successful as our current strategy has been. Our ability to continue to rapidly grow depends upon our ability to locate new branch locations and successfully attract deposits to those locations, locate sound loan and investment opportunities, and identify and successfully negotiate with potential acquisition candidates.

SOURCES OF DIVIDENDS ON COMMON STOCK

        Our ability to pay dividends on our common stock is dependent upon the payment of dividends to us by the bank. The ability of the bank to pay dividends to us is governed by regulations imposed by the New Jersey Department of Banking and Insurance and the FDIC, the bank's primary regulators. These regulations impose a variety of restrictions on the bank's payment of dividends to us. At March 31, 1999 the bank would have been able to dividend up to $2.2 million to us under these regulations.

YEAR 2000 AND IMPACT ON OUR COMPUTERS AND OUR OPERATIONS

        Our operations and financial results are highly dependent upon our ability to rapidly and accurately process data through our internal and external computer systems and processors. Our future performance may be adversely affected by the ability of computer systems we own and use to read entries for the Year 2000. Many computer systems currently in use are unable to distinguish between the Year 2000 and the Year 1900, causing a variety of processing difficulties. We use a third-party to process our data. Because of this, it may be difficult for us to ensure that all data processing functions we use can read entries for the Year 2000. Although we are in the process of making sure our computers and those of our service bureau can correctly process entries for the Year 2000 we can give you no assurances that we will be fully successfully. The failure of our computers to fully process entries for the Year 2000 could adversely affect our future results of operations impeding our ability to calculate payments, interests due, service loans and perform other necessary functions.

RISKS ASSOCIATED WITH THE BANKING INDUSTRY:

COMPETITION

        The banking industry within the State of New Jersey is highly competitive. The bank's principal market area is served by branch offices of large commercial banks and thrift institutions. A number of these institutions have substantially greater resources than we do to expend upon advertising and marketing, and their substantially greater capitalization enables them to make much larger loans. Our success depends a great deal upon our judgment that large and mid-size financial institutions do not adequately serve small businesses in our principal market area and our ability to compete favorably for such customers. In addition to competition from larger institutions, we also face competition for individuals and small businesses from recently formed banks seeking to compete as "home town" institutions. Most of these new institutions have focused their marketing efforts on the smaller end of the small business market we serve.

LENDING RISKS

        The risk of nonpayment (or deferred or delayed payment) of loans is inherent in commercial banking. Such non payment, or delayed or deferred payment of loans to the Bank, if they occur, may have a material adverse effect on our earnings and overall financial condition. Additionally, in compliance with applicable banking laws and regulations, the bank maintains an allowance for loan losses created through charges against earnings. As of March 31, 1999, the bank's allowance for loan losses was $1.7 million. The bank's marketing focus on small to medium-size businesses may result in the assumption by the bank of certain lending risks that are different from or greater than those which would apply to loans made to larger companies. We seek to minimize our credit risk exposure through credit controls which include evaluation of potential borrowers, available collateral, liquidity and cash flow. However, there can be no assurance that such procedures will actually reduce loan losses.

SUPERVISION AND REGULATION

        The federal and state laws and regulations applicable to our operations give regulatory authorities extensive discretion in connection with their supervisory and enforcement responsibilities, and generally have been promulgated to protect depositors and the deposit insurance funds and not for the purpose of protecting stockholders. These laws and regulations can materially affect our future business. Laws and regulations now affecting us may be changed at any time, and the interpretation of such laws and regulations by bank regulatory authorities is also subject to change. We can give no assurance that future changes in laws and regulations or changes in their interpretation will not adversely our the business.


                               UNITY BANCORP, INC.

        Unity Bancorp, Inc. is a New Jersey business corporation and a holding company for Unity Bank, which engages in a commercial banking business in Hunterdon, Middlesex, Morris, Somerset and Union counties, New Jersey. We direct the policies and coordinate the financial resources of the Bank.

        The bank is a New Jersey state-chartered bank which commenced business in 1991. The Bank currently operates from its main office in Clinton, New Jersey and from fifteen branch offices located in Berkeley Heights, Colonia, Cranford, Flemington, Linden, North Plainfield, South Plainfield, Edison, Springfield (2 offices), Scotch Plains, Kenilworth, East Brunswick, Union and Whitehouse, New Jersey. In addition, the bank expects to open new branches in North Brunswick, Highland Park, Bound Brook and Flemington during 1999. The deposits of the bank are insured by the Bank Insurance Fund of the FDIC up to applicable limits. The operations of the bank are subject to the supervision and regulation of the New Jersey Department of Banking and Insurance and the FDIC.

        We lend funds to individuals and businesses for personal and commercial purposes. We emphasize the origination of loans with adjustable rates of interest tied to our Prime Rate. The interest rates on our adjustable rate loans are repriced from time-to-time to reflect changes, up or down, in our cost of funds. In order to be competitive with other established banking institutions in our trade area, we charge rates which are generally comparable to those charged by other lenders.

        In addition, we have been very active in providing loans to small businesses through the United States Small Business Administration guaranteed loan program. Under the SBA program, loans are available to small businesses which meet certain criteria. Up to 90% of the principal of a loan to a qualified business may be guaranteed by the United States Government. We sell the guaranteed portion of our SBA loans into the secondary market and derive premium income. Our ability to offer SBA loans on an ongoing basis is dependent upon, among other factors, appropriation of funds by the federal government to the SBA program. We have been designated a "preferred lender" for the states of New Jersey, Delaware, New York and Pennsylvania by the SBA. This means that we may originate SBA guaranteed loans without prior SBA approval, although the guaranteed portion of this loan will be 80% for loans up to $100,000 and 75% for loans over $100,000 and up to $1,000,000.

        Our commercial loans are generally secured by business assets, personal guarantees of the principals of closely-held businesses and often by the personal assets of such principals. The loans are made to small and mid-sized businesses in our trade area. Federal and state law and regulations restrict how much any bank may lend to a single customer with the restrictions stated as a percentage of the bank's primary capital. We believe that we can attract commercial borrowers by providing competitive rates, superior services, local decision-making and flexibility in loan structure. The Board of Directors believes that small and mid-sized businesses are not always of primary importance to larger banking institutions for commercial lending purposes, whereas such businesses represent the main portion of our commercial loan business.

        We grant both secured and unsecured personal loans to finance the purchase of automobiles, durable goods of other consumer goods. The Board of Directors believes that our competitive interest rates and superior service (which includes, among other things, convenience, personal attention and prompt local decision-making) are important competitive factors in attracting personal loans from credit-worthy consumers.

        We also make residential and commercial real estate loans and, on a limited basis, construction loans.

        Our principal executive offices are located at 64 Old Route 22, Clinton, New Jersey 08809, and our telephone number is (908) 730-7630.


                              USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock by the selling shareholders.

                           SELLING SHAREHOLDERS

        Barry Habib, Norman Hunter and Craig Frankel are the selling shareholders. They acquired the shares of the common stock in connection with the sale of their company, Certified Mortgage Associates, Inc., to the Company in February, 1999. Mr. Habib owns 90,164 shares of the common stock, Mr. Frankel owns 10,246 shares of the common stock and Mr. Hunter owns 2,049 shares of the common stock.


                            PLAN OF DISTRIBUTION

        The common stock may be sold from time to time by the selling shareholders in one or more transactions on the NASDAQ market or otherwise. Alternatively, the selling shareholders may from time to time offer the common stock through underwriters, dealers or agents. The distribution of the common stock by the selling shareholders may be effected from time to time in one or more transactions that may take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions, pledges, or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales.

        Registration of the common stock is being made pursuant to an agreement between the selling shareholders and us pursuant to which we will pay all expenses incident to the registration of the common stock. We will not pay, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the selling shareholders. In some cases, the Company has agreed to indemnify the selling shareholders against certain liabilities.

        There can be no assurance that any of the selling shareholders will sell any or all of the common stock offered by them hereunder.


                                  WARRANT AGENT

        Our transfer agent for the common stock is FCTC Transfer Services, LLP, with an office at 111 Wood Avenue South, Suite 206, Iselin, New Jersey.


                                  LEGAL MATTERS

        The validity of the common stock being offered has been passed upon for us by Jamieson, Moore, Peskin & Spicer, Morristown, New Jersey.


                                     EXPERTS

        The consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference into our Annual Report on Form 10-KSB for the year ended December 31, 1998, which is incorporated by reference into this Registration Statement on Form S-3, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. The financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE AFFAIRS OF UNITY BANCORP, INC. OR UNITY BANK MAY CHANGE AFTER THE DATE OF THIS PROSPECTUS. DELIVERY OF THIS DOCUMENT AND THE SALES OF SHARES MADE HEREUNDER DOES NOT MEAN OTHERWISE.

                                   ----------

UNTIL THE LATER OF __________, 1999 OR 25 DAYS AFTER COMMENCEMENT OF THE OFFERING, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                            UNITY BANCORP, INC.

                          Up to 102,459 Shares of

                                COMMON STOCK




                                 ----------

                                 PROSPECTUS

                                 ----------






                              __________________, 1999

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee ...........................  $   289.00
         Accounting Fees and Expenses ...................    5,000.00
         Legal Fees and Expense .........................    5,000.00
         Transfer Agent Fees ............................    2,000.00
         Miscellaneous Expenses .........................    7,711.00
                                                           ----------
         Total ..........................................  $20,000.00
                                                           ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article Ninth of the Certificate of Incorporation of the Registrant and
Section 145 of the Delaware General Corporation Law ("DGCL") provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request ("corporate agents") against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.

        With respect to any derivative action, the Registrant is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

        Under Section 145 of the DGCL, the Registrant may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

        Section 145 of the DGCL further provides that a corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, the Registrant may pay an agent's expenses if the agent agrees to repay the expense unless it is ultimately determined he is entitled to indemnification. Article Ninth of the Certificate of Incorporation of the Registrant also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article Ninth.

        With respect to possible indemnification of officers, directors, and other corporate agents for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 16. EXHIBITS

    Exhibit No.             Description
    -----------             -----------
        5 Opinion of Jamieson, Moore, Peskin & Spicer as to the legality of the securities to be registered.

       23(a)     Consent of Arthur Andersen LLP.

       23(b)     Consent of Jamieson, Moore, Peskin & Spicer (Included in
                 Exhibit 5 hereto).


ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

        The undersigned Registrant hereby undertakes, for purposes of determining any liability under the Securities Act of 1933, to treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering and to file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on this 14th day of May, 1999.

                                   UNITY BANCORP, INC.
                                   (Registrant)


                                   By: /s/Robert J. Van Volkenburgh
                                       ------------------------------
                                          Robert J. Van Volkenburgh
                                          Chairman of the Board and
                                          Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 14th day of May, 1999.

Name                               Title                            Date
----                               -----                            ----
/s/Robert J. Van Volkenburgh       Chairman of the Board            May 14, 1999
-----------------------------      (Principal Executive Officer)
ROBERT J. VAN VOLKENBURGH


/s/David D. Dallas                 Director                         May 14, 1999
-----------------------------
DAVID D. DALLAS


/s/Peter P. DeTommaso              Director                         May 14, 1999
-----------------------------
PETER P. DETOMMASO


/s/Charles S. Loring               Director                         May 14, 1999
-----------------------------
CHARLES S. LORING


/s/Kevin Killian                   Chief Financial Officer          May 14, 1999
-----------------------------      (Principal Financial and
KEVIN KILLIAN                      Accounting Officer)


/s/John F. Tremblay                Director                         May 14, 1999
-----------------------------
JOHN F. TREMBLAY


                                      II-4

